CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Offering Price Per Note	Aggregate Offering Price	Amount of Registration Fee(1)
2.750% Senior Notes due 2031	$850,000,000	100%	$850,000,000	$92,735.00

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed pursuant to Rule 424(b)(2)
Registration No. 333-254510

PROSPECTUS SUPPLEMENT

(To prospectus dated March 19, 2021)

$850,000,000

MOTOROLA SOLUTIONS, INC.

2.750% Senior Notes due 2031

We are offering $850,000,000 aggregate principal amount of our 2.750% Senior Notes due 2031 (the “notes”).

The notes will bear interest at the rate of 2.750% per year. Interest on the notes is payable on May 24 and November 24 of each year, beginning on November 24, 2021. The notes will mature on May 24, 2031. The notes will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. We will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000.

We may redeem all or a portion of the notes at any time at the redemption prices described in this prospectus supplement. Upon the occurrence of a “change of control repurchase event,” we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase.

The notes are not and will not be listed on any securities exchange.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 5 of the accompanying prospectus, as well as the risks set forth in our other filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	100.000%	$850,000,000
Underwriting discount	0.500%	$4,250,000
Proceeds, before expenses, to us	99.500%	$845,750,000

The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from May 24, 2021 and must be paid by the purchaser if the notes are delivered after May 24, 2021.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants, Clearstream Banking societé anonyme and the Euroclear Bank S.A./N.V., on or about May 24, 2021.

Joint Book-Running Managers

BofA Securities	J.P. Morgan

Deutsche Bank Securities	Goldman Sachs & Co. LLC	Mizuho Securities	TD Securities

Co-Managers

BMO Capital Markets	BNP PARIBAS	Citigroup
HSBC	ICBC Standard Bank	MUFG

PNC Capital Markets LLC	Santander	US Bancorp
Academy Securities	BTIG	Loop Capital Markets
Siebert Williams Shank

May 10, 2021

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”) in connection with this offering. We do not, and the underwriters do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the prospectus supplement. We are not, and the underwriters are not, making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

References to “we,” “us,” “our,” “Motorola Solutions” and the “Company” are to Motorola Solutions, Inc. and its consolidated subsidiaries unless otherwise specified or the context otherwise requires.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the SEC using a shelf registration process. Under this shelf process, the document we use to offer debt securities from time to time is divided into two parts. The first part is this prospectus supplement, which describes the terms of the offering of debt securities and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, any related free writing prospectus and the accompanying prospectus. The second part is the accompanying prospectus, which provides you with a general description of the securities we may offer. You should read this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus.

The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or of any sale of our debt securities.

If the description of this offering that is contained in this prospectus supplement or any related free writing prospectus differs from the description contained in the accompanying prospectus, you should rely on the information in this prospectus supplement or such free writing prospectus.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Except for historical matters, the matters discussed in this prospectus and in documents incorporated by reference are forward-looking statements within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “aims,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this prospectus. Forward-looking statements include, but are not limited to, statements about: (a) industry growth and demand, including opportunities resulting from such growth, (b) future product development and the demand for, growth related to, and benefits of, new products, (c) growth of sales with existing customers, (d) customer spending and requests for vendor financing, (e) the impact of our strategy and focus areas, (f) the impact from the loss of key customers, (g) competitive position and our ability to maintain a leadership position in our core products, (h) increased competition, (i) our practice of subcontracting work to other companies to fulfill customer needs, (j) the continuing and future impact of the COVID-19 pandemic on our business, (k) the impact of recent acquisitions on our business, (l) the impact of regulatory matters, (m) the impact from the allocation and regulation of spectrum, particularly with respect to broadband spectrum, (n) the firmness of each segment’s backlog, (o) the competitiveness of the patent portfolio, (p) the impact of research and development, (q) the availability of materials and components, energy supplies and labor, (r) the seasonality of the business, (s) our human capital management strategy and philosophy, (t) our capital deployment model, (u) the outcome and effect of ongoing and future legal proceedings and timing, (v) the impact of global economic and political conditions on our business, (w) market growth/contraction, demand, spending and resulting opportunities, (x) the impact of foreign exchange rate fluctuations, (y) our continued ability to reduce our operating expenses, (z) expected improvements in operating leverage and operating margins, (aa) the growth of sales opportunities in our LMR Mission Critical Communications, Video Security and Analytics and Command Center Software technologies, (bb) the return of capital to shareholders through dividends and/or repurchasing shares, (cc) our ability to invest in capital expenditures and research and development, (dd) the success of our business strategy and portfolio, (ee) future payments, charges, use of accruals and expected cost-saving and profitability benefits associated with our reorganization of business programs and employee separation costs, (ff) our ability and cost to repatriate funds, (gg) future cash contributions to pension plans or retiree health benefit plans, (hh) the liquidity of our investments, (ii) our ability and cost to access the capital markets, (jj) our ability to borrow and the amount available under our credit facilities, (kk) our ability to settle the principal amount of our 1.75% senior convertible notes due 2024 in cash, (ll) our ability and cost to obtain performance bonds, (mm) adequacy of internal resources to fund expected working capital and capital expenditure measurements, (nn) expected payments pursuant to commitments under long-term agreements, (oo) the ability to meet minimum purchase obligations, (pp) our ability to sell accounts receivable and the terms and amounts of such sales, (qq) the expected effective tax rate and deductibility of certain items, (rr) the impact of the adoption of accounting pronouncements on our financial results, (ss) the impact of foreign currency exchange risk, (tt) the impact of interest rate risk, (uu) future hedging activity and expectations of the Company, (vv) the ability of counterparties to financial instruments to perform their obligations and (ww) other factors described in our news releases and filings with the SEC including but not limited to the factors under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein. Except as required by law, we undertake no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

SUMMARY

The following summary contains basic information about us and about this offering. It does not contain all of the information that is important to an investment in our securities. Before you make an investment decision you should review this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated in the prospectus supplement and the accompanying prospectus in their entirety, including the risk factors, our financial statements and the related footnotes.

Our Company

Motorola Solutions is a global leader in mission critical communications and analytics. Our technologies in Land Mobile Radio Mission Critical Communications (“LMR” or “LMR Mission Critical Communications”), Video Security and Analytics and Command Center Software, bolstered by managed and support services, make communities safer and help businesses stay productive and secure. We serve more than 100,000 public safety and commercial customers in over 100 countries, providing “purpose-built” solutions designed for their unique needs, and we have a rich heritage of innovation focusing on advancing global safety for more than 90 years.

We manage our business organizationally through two segments: “Products and Systems Integration” and “Software and Services.” Within these segments, the Company has principal product lines that also follow our three major technologies: LMR Mission Critical Communications, Video Security and Analytics, and Command Center Software.

•

LMR Mission Critical Communications: Infrastructure, devices (two-way radio and broadband, including both for public safety and Professional Commercial Radio) and software that enable communications, inclusive of installation and integration, backed by services, to assure availability, security and resiliency.

•

Video Security and Analytics: Cameras (fixed, body-worn, in-vehicle), access control, infrastructure, video management, software and artificial intelligence-enabled analytics that enable visibility “on scene” and bring attention to what’s important.

•	Command Center Software: Software suite that enables collaboration and seamless information sharing through the public safety workflow from 911 call to case closure.

The Company has invested across these three technologies, evolving the Company’s LMR focus to purposefully integrate software, video security and analytics solutions for public safety and enterprise customers globally.

Our strategy is to generate value through the integration of each technology into our ecosystem, uniting voice, software, video and analytics to interoperate. While each technology individually strives to make users safer and more productive, we believe we can enable better outcomes between individuals, businesses and agencies united as one connected system. With our interplay of technologies, our goal is to help remove silos between systems, unify data, streamline workflows, simplify management and support evolving technologies. Examples of such interplay include sharing video feeds from a school to a police command center and officers’ devices in the field to improve situational awareness, uploading field reports or crime scene photos directly into an agency’s evidence system to save administration time, and connecting teams across networks to ensure messages are easily shared and teams can work as one. Our goal is to integrate technologies according to customers’ desired operational outcomes so they can work faster, smarter and more safely. Across all three technologies, we offer cloud-based solutions, cybersecurity services and managed and support services.

Our principal executive offices are located at 500 W. Monroe Street, Chicago, Illinois 60661.

Summary Consolidated Financial Data

The following table presents summary consolidated financial data as of and for the periods indicated. The summary consolidated financial data presented below as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018 have been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 12, 2021 with the SEC and incorporated by reference herein. The summary consolidated financial data presented below as of December 31, 2018 have been derived from our audited consolidated financial statements, which are not incorporated by reference herein. The summary consolidated financial data as of April 3, 2021 and for the three months ended April 3, 2021 and March 28, 2020, have been derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended April 3, 2021, filed on May 6, 2021 with the SEC and incorporated by reference herein. The summary consolidated financial data presented below as of March 28, 2020 have been derived from our unaudited condensed consolidated financial statements, which are not incorporated by reference herein. In the opinion of management, the unaudited condensed consolidated financial statements were prepared on a basis consistent with that used in preparing our audited consolidated financial statements, consisting of normal and recurring items that we consider necessary for a fair statement of our financial position and results of operations for the unaudited periods. Interim results are not necessarily indicative of results of operations for the full year. You should read the following table in conjunction with our audited consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 12, 2021 with the SEC and our unaudited condensed consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the quarter ended April 3, 2021, filed on May 6, 2021 with the SEC.

	Three Months Ended		Years Ended December 31,
	April 3, 2021	March 28, 2020
			2020	2019	2018
	(in millions of dollars, except per share amounts)
Operating Results
Net sales from products	$926	$884	$4,087	$4,746	$4,463
Net sales from services	847	771	3,327	3,141	2,880

Net sales	1,773	1,655	7,414	7,887	7,343
Cost of product sales	438	397	1,872	2,049	2,035
Cost of services sales	475	471	1,934	1,907	1,828

Cost of sales	913	868	3,806	3,956	3,863

Gross margin	860	787	3,608	3,931	3,480
Selling, general and administrative expenses	303	341	1,293	1,403	1,254
Research and development expenditures	180	168	686	687	637
Other charges	79	19	246	260	334

Operating earnings	298	259	1,383	1,581	1,255
Other income (expense):
Interest expense, net	(54)	(52)	(220)	(220)	(222)
Gains (losses) on sales of investments and businesses, net			(2)	5	16
Other	45	17	13	(365)	53

Total other expense	(9)	(35)	(209)	(580)	(153)

Net earnings before income taxes	289	224	1,174	1,001	1,102
Income tax expense	44	26	221	130	133

Net earnings	245	198	953	871	969
Less: Earnings attributable to noncontrolling interests	1	1	4	3	3

Net earnings*	$244	$197	$949	$868	$966
Earnings per diluted common share*	$1.41	$1.12	$5.45	$4.95	$5.62

	Three Months Ended		Years Ended December 31,
	April 3, 2021	March 28, 2020
			2020	2019	2018
	(in millions of dollars, except per share amounts)
Balance Sheet (as of period end):
Total assets	$10,423	$10,716	$10,876	$10,642	$9,409
Long-term debt	5,164	5,111	5,163	5,113	5,289
Total debt	5,175	5,925	5,175	5,129	5,320
Total stockholders’ equity (deficit)	(478)	(930)	(541)	(683)	(1,276)

*	Amounts attributable to Motorola Solutions, Inc. common shareholders.

The Offering

Issuer:	Motorola Solutions, Inc.

Securities Offered:	$850,000,000 aggregate principal amount of 2.750% Senior Notes due 2031.

Maturity Date:	The notes will mature on May 24, 2031.

Interest Rate:	The notes will bear interest at the rate of 2.750% per year from the original issuance date.

Interest Payment Dates:	Interest on the notes is payable on May 24 and November 24 of each year, beginning on November 24, 2021.

Use of Proceeds:	We estimate that the net proceeds from this offering will be approximately $843,500,000 (after deducting underwriting discounts and commissions and estimated offering expenses payable by us). We intend to use the net proceeds from this offering for general corporate purposes, which may include repayments, redemptions or repurchases of our outstanding indebtedness. Pending such use, we may invest the net proceeds in short-term interest-bearing accounts, securities or similar investments. See “Use of Proceeds” in this prospectus supplement.

Ranking of Notes:	The notes are our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any future subordinated indebtedness.

Optional Redemption:	We may redeem all or part of the notes at any time and from time to time at the redemption prices described in this prospectus supplement. See “Description of the Notes—Optional Redemption.”

Change of Control Repurchase Event:	Upon the occurrence of a “change of control repurchase event,” as defined under “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event,” we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants:

The indenture governing the notes contains covenants limiting our ability and our domestic subsidiaries’ ability to:

•  create certain liens;

•  enter into sale and leaseback transactions involving any principal property; and

•  consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

Each of these covenants is subject to a number of significant exceptions. You should read “Description of the Notes—Restrictive Covenants” in this prospectus supplement for a description of these covenants.

Form and Denominations:	We will issue the notes in fully registered form only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each of the notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, or DTC.

You will hold beneficial interests in the notes through DTC, and DTC and its direct and indirect participants will record your beneficial interests in their books. We will not issue certificated notes, except in the limited circumstances described under “Description of Debt Securities—Book-entry; Delivery and Form; Global Securities” in the accompanying prospectus.

Further Issuances:	We may create and issue additional notes ranking equally with the notes initially offered in this offering and otherwise similar in all respects (other than the issue date and, if applicable, the payment of interest accruing prior to the issue date of such further notes or the first payment of interest following the issue date of such further notes). These additional notes, if issued, would be consolidated and form a single series with the notes. See “Description of the Notes—Further Issuances” in this prospectus supplement.

Absence of Public Market for the Notes:	The notes are a new issue of securities and there is currently no established trading market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued at any time without notice.

Governing Law:	New York.

Risk Factors:	For a discussion of the factors that you should carefully consider before deciding to purchase the notes, see “Risk Factors” beginning on page S-8 of this prospectus supplement, page 5 of the accompanying prospectus and under the heading “Risk Factors” in the Form 10-K for the year ended December 31, 2020 incorporated by reference herein.

RISK FACTORS

Investing in the notes involves risk. We are subject to various regulatory, operating and other risks as a result of the nature of our operations and the marketplace in which we operate. Many of these risks are beyond our control and several pose significant challenges to our business, operations, revenues, net income and cash flows. These risks are described in Part I, Item 1A, Risk Factors, of our Annual Report on Form 10-K for the year ended December 31, 2020. The risks described therein are not the only ones we face. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business. In deciding whether to invest in the notes, you should carefully consider these risks and the risks described below in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, results of operations and financial condition may be materially adversely affected due to any of these risks or events arising therefrom.

Risks Related to the Notes

Because the notes are not secured and are effectively subordinated to the rights of secured creditors, the notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes are unsecured obligations, ranking equally with other senior unsecured indebtedness. Although we currently only have immaterial amounts of secured indebtedness at the foreign subsidiary level, the indenture governing the notes permits us to incur secured debt under specified circumstances. If we incur secured debt, our assets will be subject to prior claims by our secured creditors. In the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of Motorola Solutions, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in any remaining assets ratably with all of their respective unsecured and unsubordinated creditors, including trade creditors. If Motorola Solutions incurs any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

We may depend on the receipt of dividends or other intercompany transfers from our subsidiaries to meet our obligations under the notes. Claims of creditors of our subsidiaries will have priority over your claims with respect to the assets and earnings of our subsidiaries.

The notes are our obligations exclusively and not of any of our subsidiaries. We conduct a significant portion of our operations through our subsidiaries. We may therefore be dependent upon dividends or other intercompany transfers of funds from our subsidiaries in order to meet our obligations under the notes and to meet our other obligations. However, our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Generally, creditors of our subsidiaries will have claims to the assets and earnings of our subsidiaries that are superior to the claims of our creditors, except to the extent the claims of our creditors are guaranteed by our subsidiaries. As of April 3, 2021 our subsidiaries accounted for approximately $6.0 billion, or 58%, of our total consolidated assets including assets held for sale but excluding intercompany balances, and had approximately $1.9 billion of outstanding liabilities, including trade payables and liabilities held for sale but excluding intercompany liabilities.

In the event of the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of Motorola Solutions, the holders of the notes will not receive any amounts with respect to the notes until after the payment in full of the claims of creditors of our subsidiaries.

We are permitted to incur more debt, which may intensify the risks associated with our current leverage, including the risk that we will be unable to service our debt.

The indenture governing the notes does not limit the amount of additional debt that we may incur. If we incur additional debt, the risks associated with our leverage, including the risk that we will be unable to service our debt, will increase.

The provisions in the indenture that govern the notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions contained in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control repurchase event to trigger these provisions, notably, that the transactions are accompanied or followed within 90 days by a downgrade in the rating of the notes offered under this prospectus supplement. Except as described under “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event,” the indenture does not contain provisions that permit the holders of the notes to require us to repurchase the notes in the event of a takeover, recapitalization or similar transaction.

We may not be able to repurchase all of the notes upon a change of control repurchase event.

As described under “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event,” we will be required to offer to repurchase the notes upon the occurrence of a change of control repurchase event. We may not have sufficient funds to repurchase the notes in cash at such time or have the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.

Negative covenants in the indenture will have a limited effect.

The indenture governing the notes contains negative covenants that apply to us and our domestic subsidiaries. These covenants are, however, subject to a number of significant exceptions that will permit us, in various circumstances, to create liens on our assets and to enter into sale and leaseback transactions. See “Description of the Notes—Restrictive Covenants” in this prospectus supplement. Holders of the notes may become structurally or contractually subordinated to new lenders who enter into transactions with us or our domestic subsidiaries in reliance on these exceptions.

There is no prior market for the notes. If one develops, it may not be liquid.

We do not intend to list the notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. We cannot assure you that any liquid market for the notes will ever develop or be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the notes. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes following the offering. However, the underwriters have no obligation to make a market in the notes and they may stop at any time without notice.

Ratings of the notes may change after issuance and affect the market price and marketability of the notes.

We currently expect that, prior to issuance, the notes will be rated by Moody’s Investors Service Inc., Standard & Poor’s and Fitch Ratings Inc. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. Such credit ratings may not be issued or remain in effect for any given period of time or such ratings may be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Any lowering, suspension or withdrawal of such ratings, or the announcement that such ratings are under review for a possible downgrade may have an adverse effect on the market price or marketability of the notes.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $843,500,000 (after deducting underwriting discounts and commissions and estimated offering expenses payable by us). We intend to use the net proceeds from this offering for general corporate purposes, which may include repayments, redemptions or repurchases of our outstanding indebtedness. Pending such use, we may invest the net proceeds in short-term interest-bearing accounts, securities or similar investments.

CAPITALIZATION

The following table sets forth our consolidated long-term debt and capitalization as of April 3, 2021:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale of the notes offered hereby, and the use of net proceeds from this offering as described under “Use of Proceeds,” for general corporate purposes.

This table should be read in conjunction with “Summary—Summary Consolidated Financial Data” appearing elsewhere in this prospectus supplement and our audited consolidated financial statements, including the accompanying notes thereto, which are incorporated herein by reference.

	April 3, 2021
	Actual	As Adjusted
	(in millions of dollars)
Long-Term Debt, including current portion
Senior notes and debentures, including fair value adjustments	$5,164	$5,164
Other senior debt, including current portion	11	11
Notes offered hereby	—	850

Total long-term debt, including current portion	$5,175	$6,025

Stockholders’ Equity
Preferred stock (none issued)	—	—
Common stock	2	2
Additional paid-in capital	832	832
Retained earnings	1,080	1,080
Accumulated other comprehensive loss	(2,410)	(2,410)
Noncontrolling interests	18	18

Total stockholders’ equity	(478)	(478)

Total capitalization, including current portion of long-term debt	$4,697	$5,547

DESCRIPTION OF THE NOTES

We will issue the notes under an indenture dated August 19, 2014 between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), or any successor trustee (the “indenture”). You should read the accompanying prospectus for a discussion of the terms and provisions of the indenture.

The following summary supplements, and to the extent it is inconsistent therewith replaces, the description of the general terms of the debt securities under the caption “Description of Debt Securities” in the accompanying prospectus. References in this section to “Motorola Solutions,” “us,” “our” and “we” are, unless the context otherwise requires, only to Motorola Solutions, Inc. and not to any of its subsidiaries.

The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all the information that you may find useful. You should read the indenture, a copy of which is available from Motorola Solutions upon request. The indenture is an exhibit incorporated by reference into the registration statement of which the prospectus attached to this prospectus supplement is a part.

General

The notes will have the following basic terms:

•	the notes will be senior unsecured obligations of Motorola Solutions and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of Motorola Solutions;

•	the notes are obligations exclusively of Motorola Solutions and are not guaranteed by any of its subsidiaries;

•

the notes initially will be limited to $850,000,000 aggregate principal amount of 2.750% Senior Notes due 2031 (subject to the rights of Motorola Solutions to issue additional notes as described under “—Further Issuances” below);

•	the notes will bear interest at the rate of 2.750% per year;

•

interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes);

•	interest on the notes is payable on May 24 and November 24 of each year, beginning on November 24, 2021;

•	the notes will mature on May 24, 2031 unless redeemed or repurchased prior to that date;

•	Motorola Solutions may redeem the notes, in whole or in part, at any time at its option as described under “—Optional Redemption” below;

•

Motorola Solutions may be required to repurchase the notes in whole or in part at the option of the holders in connection with the occurrence of a “change of control repurchase event” as described under “—Purchase of Notes upon a Change of Control Repurchase Event” below;

•	the notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain limited circumstances may be represented by notes in certificated form (see “—Book-entry, Delivery and Form; Global Notes” below); and

•	the notes will be exchangeable and transferable at the office or agency of Motorola Solutions maintained for such purposes (which initially will be the corporate trust office of the trustee).

Interest on each note will be paid to the person in whose name that note is registered at the close of business on May 10 or November 10, as the case may be, immediately preceding the relevant interest payment date (whether or not a business day). Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be made on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

The notes will not be subject to any sinking fund.

Motorola Solutions may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Ranking

The notes will be senior unsecured obligations of Motorola Solutions and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of Motorola Solutions. As of April 3, 2021, Motorola Solutions had approximately $5.2 billion of senior unsecured indebtedness outstanding.

The notes will effectively rank junior in right of payment to all existing and future secured indebtedness of Motorola Solutions to the extent of the assets securing such indebtedness, and to all existing and future liabilities of its subsidiaries, including indebtedness and trade payables. Motorola Solutions derives a significant portion of its operating income and cash flow from its subsidiaries. Therefore, Motorola Solutions’ ability to make payments when due to the holders of the notes is, in large part, dependent upon the receipt of sufficient funds from its subsidiaries.

Claims of creditors of Motorola Solutions’ subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Motorola Solutions’ creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of Motorola Solutions’ subsidiaries. As of April 3, 2021, Motorola Solutions’ subsidiaries had approximately $1.9 billion of outstanding liabilities, including trade payables and liabilities held for sale but excluding intercompany liabilities.

Optional Redemption

Motorola Solutions may redeem the notes at its option, either in whole or in part, at any time prior to February 24, 2031 (three months prior to the stated maturity of the notes) (the “par call date”), at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:

(1)	100% of the aggregate principal amount of the notes to be redeemed on the redemption date; or

(2)

as determined by the Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments (not including any portion of payments of interest accrued as of the redemption date).

In determining the present values of the Remaining Scheduled Payments, Motorola Solutions will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the sum of the applicable Treasury Rate, plus 20 basis points.

On or after February 24, 2031 (three months prior to the stated maturity of the notes), Motorola Solutions may redeem the notes at its option, either in whole or in part, at a redemption price equal to 100%, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date.

Notice of any redemption of notes in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a transaction involving a change of control of us) may, at our discretion, be given prior to the completion thereof and any such redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, we may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another person.

The following terms are relevant to the determination of the redemption prices:

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes called for redemption (assuming the notes mature on the par call date).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date, or (2) if only one Reference Treasury Dealer Quotation is obtained, such Quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers, or their respective successors, as may be appointed from time to time by Motorola Solutions; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), Motorola Solutions will substitute another nationally recognized investment banking firm that is a primary treasury dealer.

“Reference Treasury Dealer” means BofA Securities, Inc. and J.P. Morgan Securities LLC, and each of their respective successors. If any of the foregoing ceases to be a primary treasury dealer, Motorola Solutions will substitute another nationally recognized investment banking firm that is a primary treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming the note matures on the par call date); provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, Motorola Solutions will assume a price for the

Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

A partial redemption of the notes will be effected in accordance with applicable DTC procedures.

Notice of any redemption will be delivered at least 15 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Once notice of redemption is delivered, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

Unless Motorola Solutions defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption. Prior to 11:00 a.m. on the redemption date, Motorola Solutions will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date.

Purchase of Notes upon a Change of Control Repurchase Event

If a change of control repurchase event occurs, unless Motorola Solutions has exercised its right to redeem the notes as described above, Motorola Solutions will be required to make an offer to each holder of the notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Motorola Solutions, prior to any change of control, but after the public announcement of the change of control, Motorola Solutions will give a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The notice shall, if delivered prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice.

Motorola Solutions will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, Motorola Solutions will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of compliance with such securities laws or regulations.

On the repurchase date following a change of control repurchase event, Motorola Solutions will, to the extent lawful:

(1)	accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

(3)

deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by Motorola Solutions.

The paying agent will promptly mail or otherwise deliver to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

Motorola Solutions will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Motorola Solutions and such third party purchases all notes properly tendered and not withdrawn under its offer.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Motorola Solutions and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between Motorola Solutions and the underwriters. Motorola Solutions has no present intention to engage in a transaction involving a change of control, although it is possible that Motorola Solutions could decide to do so in the future. Subject to the limitations discussed below, Motorola Solutions could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Motorola Solutions or credit ratings of the notes. Restrictions on the ability of Motorola Solutions to incur liens and enter into sale and leaseback transactions are contained in the covenants as described in the accompanying prospectus. Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a decline in the credit quality of Motorola Solutions or a highly leveraged or similar transaction involving Motorola Solutions.

Motorola Solutions may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if it has sufficient funds, Motorola Solutions may be prohibited from repurchasing the notes under the terms of its future debt instruments. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase all of the notes upon a change of control repurchase event.”

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Motorola Solutions and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Motorola Solutions or one of its subsidiaries; (2) the adoption of a plan relating to Motorola Solutions’ liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Motorola Solutions’ stock or other voting stock into which Motorola Solutions’ voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (4) the first day on which a majority of the members of the board of directors of Motorola Solutions are not continuing directors.

“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“continuing directors” means, as of any date of determination, any member of the board of directors of Motorola Solutions who (1) was a member of such board of directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Motorola Solutions.

“Moody’s” means Moody’s Investors Service Inc. or any successor thereto.

“rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Motorola Solutions, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by Motorola Solutions (as certified by a resolution of the board of directors of Motorola Solutions) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“rating category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“rating date” means the date which is 90 days prior to the earlier of (i) a change of control or (ii) public notice of the occurrence of a change of control or of the intention by Motorola Solutions to effect a change of control.

“ratings event” means the occurrence of the events described in (a) or (b) below on, or within 60 days after the earlier of, (i) the occurrence of a change of control or (ii) public notice of the occurrence of a change of control or the intention by Motorola Solutions to effect a change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies): (a) in the event the notes are rated by both rating agencies on the rating date as investment grade, the rating of the notes shall be reduced so that the notes are rated below investment grade by both rating agencies, or (b) in the event the notes (1) are rated investment grade by one rating agency and below investment grade by the other rating agency, the rating of the notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that the notes are then rated below investment grade by both rating agencies or (2) are rated below investment grade by both rating agencies on the rating date, the rating of the notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) or is withdrawn. Notwithstanding the foregoing, a ratings event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a ratings event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the ratings event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor thereto.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Restrictive Covenants

Restrictions on Secured Debt

If we or any Domestic Subsidiary incurs or guarantees any Debt secured by a Mortgage on any Principal Property or on any shares of stock or Debt of any Domestic Subsidiary, we must secure the notes, and each other series of debt securities issued under the indenture, equally and ratably with (or prior to) such secured Debt, unless, after giving effect to such transaction, the aggregate amount of all such Debt so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed 15% of the Consolidated Net Tangible Assets of us and our consolidated subsidiaries. See “—Restrictive Covenants—Restrictions on Sales and Leasebacks” below.

This restriction does not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by:

•

Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary or at the time it is merged into or consolidated with us or a Domestic Subsidiary;

•	Mortgages in favor of us or a Domestic Subsidiary;

•	Mortgages in favor of governmental bodies to secure progress or advance payments;

•	Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof, including acquisition through merger or consolidation;

•	purchase money Mortgages and Mortgages to secure the construction cost of property; and

•	any extension, renewal or refunding of any Mortgage referred to above.

Restrictions on Sales and Leasebacks

Neither we nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless:

•

we or such Domestic Subsidiary could mortgage such property as provided for above under “—Restrictive Covenants—Restrictions on Secured Debt” in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the notes and each other series of debt securities issued under the indenture; or

•	within 120 days, we apply to the retirement of our Funded Debt an amount not less than the greater of:

•	the net proceeds of the sale of the Principal Property leased pursuant to such arrangement; or

•	the fair market value of the Principal Property so leased, subject to credits for certain voluntary retirements of Funded Debt.

This restriction will not apply to any sale and leaseback transaction:

•	between us and a Domestic Subsidiary or between Domestic Subsidiaries; or

•	involving the taking back of a lease for a period, including renewals, of three years or less (section 1007 of the indenture).

Certain Definitions

The following are certain key definitions used in the descriptions above of restrictions on secured debt and sales and leasebacks contained in the indenture. These and other definitions are contained in the indenture. You should read the indenture to understand these restrictions fully.

“Attributable Debt” means the total net amount of rent required to be paid during the remaining term of any lease, discounted at the rate per annum borne by the senior debt securities of each series, compounded annually.

“Consolidated Net Tangible Assets” means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting from that net amount:

•	all current liabilities, excluding any constituting Funded Debt by reason of their being renewable or extendable; and

•	goodwill and other intangibles (section 1006 of the indenture).

“Domestic Subsidiary” means a Subsidiary of ours except a Subsidiary of ours which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, or which is engaged primarily in financing our operations or our Subsidiaries, or both, outside the United States.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of us and our consolidated subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower.

“Principal Property” includes any single parcel of real estate, any manufacturing plant or warehouse we own or lease or any Domestic Subsidiary owns or leases which is located within the United States and the gross book value, without deduction of any depreciation reserves, of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any single parcel of real estate or manufacturing plant or warehouse or a portion of any manufacturing plant or warehouse:

•	which is a pollution control or other facility financed by obligations issued by a state or local government unit; or

•	which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our subsidiaries as an entirety.

“Subsidiary” shall mean any corporation, association, partnership or other business entity of which more than 50% of the total voting stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

Defeasance and Covenant Defeasance

Under the indenture, we have the ability to take certain steps to effect a “defeasance” or a “covenant defeasance.” A defeasance allows us to be discharged from any and all obligations in respect of a series of debt securities issued under the indenture except for certain obligations to register the transfer or exchange of such debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust. A covenant defeasance allows us to stop complying with certain restrictive covenants relating to:

•	consolidation, merger, conveyance, transfer or lease;

•	maintenance of our existence and properties;

•	payment of taxes and other claims; and

•	restrictions on secured debt and sale and leaseback transactions.

A covenant defeasance also causes certain events specified in the indenture to no longer be deemed an event of default under the indenture.

To effect a defeasance or a covenant defeasance, we must deposit with the applicable trustee an amount of money or U.S. government securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, and premium, if any, and each installment of interest, if any, on the debt securities of such series at the time such payments are due. We will remain liable for any shortfall between the amount deposited with the trustee and the amount due holders of debt securities upon any acceleration of payment.

We may only effect a defeasance or a covenant defeasance if we have provided a legal opinion that such action will not cause beneficial owners of our debt securities to recognize income, gain or loss for federal income tax purposes as a result and that beneficial owners will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. The opinion, in the case of a defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the indenture.

Events of Default

The following are events of default under the indenture with respect to any debt securities issued thereunder:

•	failure to pay principal of, or premium, if any, on any debt security of that series when due;

•	failure to pay any installment of interest on any debt security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•

failure to perform any other covenant of ours in the indenture, other than a covenant included in the indenture solely for the benefit of any series of debt securities other than that series, continued for 60 days after written notice as provided in the indenture;

•	certain events in bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series (section 501 of the indenture).

If an event of default with respect to the outstanding debt securities of any series occurs and continues either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately; provided that in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof, will automatically become due and payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration (section 502 of the indenture). For information as to waiver of defaults, see “—Modification and Waiver” below.

The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered the trustee reasonable security or indemnity (section 603 of the indenture). Subject to such indemnification and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series (section 512 of the indenture).

We will be required to furnish to the trustee an annual statement as to our performance of certain of our obligations under the indenture and as to any default in such performance (section 1004 of the indenture).

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected thereby, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity date of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or premium, if any, or interest, if any, on, any debt security;

•	reduce the amount of principal of any original issue discount debt security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or premium, if any, or interest, if any, on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults (section 902 of the indenture).

The holders of a majority of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture (section 1008 of the indenture). The holders of a majority of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of that series or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected (section 513 of the indenture).

Consolidation, Merger, Conveyance, Transfer or Lease

We may, without the consent of any holders of outstanding debt securities, consolidate or merge with or into, or transfer or lease our assets substantially as an entirety to, any entity, and any other entity may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, us, provided that:

•

the entity other than us formed by such consolidation or into which we are merged or which acquires or leases our assets is organized and existing under the laws of any United States jurisdiction and assumes our obligations on the debt securities and under the indenture;

•

after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing, provided that a transaction will only be deemed to be in violation of this condition as to any series of debt securities as to which such event of default or such event has happened and is continuing; and

•	certain other conditions are met (article eight of the indenture).

Form, Denominations, Exchange, Registration and Transfer

We will issue debt securities issued under the indenture as registered securities, which may be issued in global form. Global securities are described below under “—Book-entry; Delivery and Form; Global Notes.” We will issue registered securities issued under the indenture in denominations of $2,000 and integral multiples of $1,000.

Our registered securities issued under the indenture will be exchangeable for other registered securities of the same series.

You may present the registered securities for registration of transfer at the office of the trustee, or at the office of any transfer agent we designate without service charge and upon payment of any taxes and other governmental charges (section 305 of the indenture). We may change transfer agents or designate additional transfer agents at any time, except that, we must maintain a transfer agent in each place of payment for such series (section 1002 of the indenture).

If we elect or are required to redeem or exchange particular debt securities, we will not be required to:

•	issue, register the transfer of or exchange those debt securities for a period of 15 days before the first publication or mailing of the notice of redemption or exchange; or

•	register the transfer of or exchange any registered security selected for redemption (section 305 of the indenture).

Payment and Paying Agents

The place of payment for all debt securities issued under the indenture will be New York, New York, U.S.A., and we will initially designate the corporate trust office of the trustee for this purpose. At our option, we may pay interest, if any, on registered securities by check mailed to the address of the person entitled thereto as such person’s address appears in the security register or by wire transfer to an account located in the United States maintained by the person entitled thereto as specified in the security register (sections 307, 1001 and 1002 of the indenture). We will make payment of any installment of interest on registered securities to the person in whose name such registered security is registered at the close of business on the record date for such interest (section 307 of the indenture).

We will make all payments of principal of, and premium, if any, and interest, if any, on any debt security that is payable in a currency other than U.S. dollars in U.S. dollars if such currency:

•

ceases to be used both by the government of the country that issued the currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions;

•	is the euro and ceases to be used both within the European Monetary Union and for the settlement of transactions by public institutions of or within the European Union; or

•	is any currency unit, or composite currency, other than the euro and ceases to be used for the purposes for which it was established (section 312 of the indenture).

We may designate additional offices or agencies for payment with respect to any debt securities, approve a change in the location of any such office or agency and, except as provided above, rescind the designation of any such office or agency.

Governing Law

The indenture and the debt securities issued thereunder will be governed by, and construed in accordance with, the laws of the State of New York.

Book-entry; Delivery and Form; Global Notes

The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.

DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a

“clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Further Issuances

Motorola Solutions may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the notes, and will vote together as one class on all matters with respect to the notes, unless such additional notes are not treated as fungible for U.S. tax purposes with the notes issued pursuant to this offering.

All senior debt securities issued under the indenture are unsubordinated obligations of the company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt (section 301 of the indenture). The indenture does not limit the aggregate principal amount of debt securities that we may issue thereunder and provides that we may issue debt securities thereunder from time to time in one or more series.

Effective Subordination

The debt securities issued under the indenture will be our obligations exclusively. Since our operations are partially conducted through subsidiaries, primarily overseas, our cash flow and therefore our ability to service debt, including the debt securities offered by this prospectus supplement, are partially dependent upon the earnings of our subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the debt securities or to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

Any right of ours to receive assets of any of our subsidiaries upon their liquidation or reorganization and therefore the right of the holders of the debt securities to participate in those assets will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors.

No Limitations on Other Debt

The general provisions of the indenture do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. However, the indenture does restrict us and our domestic subsidiaries from granting certain security interests on certain of their property or assets unless the debt securities are equally secured. See “—Restrictive Covenants” above.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture and has also been appointed by Motorola Solutions to act as registrar, transfer agent and paying agent for the notes. The Bank of New York Mellon Trust Company, N.A. is also trustee under:

•	our 3.500% senior notes due 2023;

•	our 4.000% senior notes due 2024;

•	our 1.750% senior convertible notes due 2024;

•	our 6.500% debentures due September 1, 2025;

•	our 7.500% debentures due May 15, 2025;

•	our 4.600% senior notes due February 23, 2028;

•	our 6.500% debentures due 2028;

•	our 4.600% senior notes due 2029;

•	our 2.300% senior notes due 2030;

•	our 6.625% senior notes due 2037;

•	our 5.500% senior notes due 2044; and

•	our 5.220% debentures due October 1, 2097.

The indentures governing the aforementioned notes contain provisions limiting the liability of the trustee in certain circumstances. Under the indentures, force majeure events may in certain cases specified in the indentures relieve the trustee from liability.

We maintain various banking relationships with The Bank of New York Mellon, an affiliate of the trustee. The Bank of New York Mellon serves as custodian and record keeper for Motorola Solutions’ fund used to invest most of its U.S. dollar denominated cash and provides investment management services to us.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences of the ownership and disposition of the notes.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their special circumstances or holders subject to special treatment under U.S. federal income tax laws (including brokers or dealers in securities or currencies, banks, thrifts or other financial institutions or financial service companies, cooperatives, regulated investment companies, real estate investment trusts, tax-exempt organizations, pension funds, insurance companies, government instrumentalities or agencies, traders or dealers in securities, persons who hold notes as part of a hedging, straddle, conversion or constructive sale transaction, persons subject to the alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, non-U.S. trusts that have U.S. beneficiaries, retirement plans, individual retirement accounts or other tax deferred accounts, controlled foreign corporations, passive foreign investment companies, persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), partnerships and other flow-through entities (including entities or other arrangements treated as partnerships or flow-through entities for U.S. federal income tax purposes)). This discussion does not address any aspect of U.S. federal taxation other than U.S. federal income taxation (such as estate and gift tax laws) or any aspect of state, local or non-U.S. taxation. In addition, this discussion deals only with certain U.S. federal income tax consequences to a holder that acquires the notes in the initial offering at their “issue price” (the first price at which a substantial amount of the notes is sold for money to investors, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and holds the notes as capital assets.

This summary is based on the Code, U.S. Treasury regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions in effect as of the date of this offering supplement, which is subject to differing interpretations and could change, possibly with retroactive effect. We have not sought a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. We urge you to consult with your tax advisor about the U.S. federal income tax and other tax consequences of an investment in the notes.

If any entity treated as a partnership for U.S. federal income tax purposes holds a note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding a note should consult its tax advisor concerning the U.S. federal income and other tax consequences of an investment in the notes.

EACH PROSPECTIVE HOLDER OF THE NOTES SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE OWNERSHIP OR DISPOSITION OF THE NOTES BASED UPON ITS PARTICULAR CIRCUMSTANCES.

Effect of Certain Additional Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. For example, upon the occurrence of a “change of control repurchase event,” (as defined under “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event,”) we will be required to offer to repurchase some or all of the notes at 101% of their principal amount, plus accrued and unpaid interest. The obligation to make such payments may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments” (“CPDI”). One or more contingencies will not cause the notes to be treated as a CPDI if, as of the issue date, each such contingency is considered remote or incidental or, in certain circumstances, it is significantly more likely than not that such contingency will not occur. We believe and intend to take the position that the potential for additional payments on the notes should not cause the notes to be treated as CPDIs. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by the applicable Treasury regulations. Our determination is not, however, binding on the IRS. If the IRS takes a contrary position and such position is sustained, note holders could be required to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate and to treat all or a portion of any gain recognized on a sale or other taxable disposition of a note as ordinary income rather than capital gain. In the event a contingent payment is actually made, such payment could affect the amount and timing of payments that such a holder would recognize for U.S. federal income tax purposes. Prospective holders of the notes should consult their tax advisors regarding the possible application of the CPDI rules on the notes and the consequences thereof. The remainder of this discussion assumes that the notes will not be treated as CPDIs for U.S. federal income tax purposes.

U.S. Holders

As used in this discussion, a “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized (or treated as created or organized) in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons (within the meaning of the Code) have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (within the meaning of the Code).

Stated Interest

All of the notes bear interest at a stated fixed rate. A U.S. Holder generally must include this stated interest in its gross income as ordinary interest income:

•	when the U.S. Holder receives the interest, if it uses the cash method of accounting for U.S. federal income tax purposes; or

•	when the interest accrues, if the U.S. Holder uses the accrual method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of a Note

A U.S. Holder will generally recognize capital gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of a note in an amount equal to the difference between (i) the amount realized (except to the extent such amount is attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent such interest has not been previously included in income) and (ii) such U.S. Holder’s adjusted tax basis in the note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the note. A U.S. Holder’s adjusted tax basis in a note will generally equal the cost of the note to such holder, decreased by any payment on the notes, other than a payment of qualified stated interest. Such capital gain or loss will be long-term capital gain or loss if the note was held for more than one year at the time of disposition. In general, for non-corporate taxpayers, long-term capital gains are currently taxed at a maximum rate of 20%. The deductibility of capital losses is subject to significant limitations. U.S. Holders should consult their tax advisor regarding the treatment of capital gains and losses.

Net Investment Income Tax

A U.S. Holder that is an individual, trust, or estate is subject to a surtax of 3.8% on the lesser of (1) such U.S. Holder’s “net investment income” (or undistributed “net investment income” in the case of estates or trusts) for the relevant taxable year and (2) the excess of such U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). Among other items, “net investment income” generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. Prospective investors should consult their tax advisors concerning the possible implications of this net investment income tax in their particular circumstances.

Backup Withholding and Information Reporting

Payments of interest and principal on a note and the proceeds of the sale or other taxable disposition of a note are generally subject to information reporting unless the U.S. Holder is an exempt recipient. Such payments may also be subject to U.S. federal backup withholding tax (currently at a rate of 24%) if the recipient of such payment fails to timely supply a U.S. taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to timely establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that U.S. Holder’s U.S. federal income tax liability (if any) provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding the application of backup withholding based upon their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

As used in this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is (i) for U.S. federal income tax purposes, an individual, corporation, estate or trust, and (ii) not a U.S. Holder.

Interest

Subject to the discussions below concerning backup withholding and FATCA (as defined below) withholding, no U.S. federal income or withholding tax generally will apply to a payment of interest on a note to a Non-U.S. Holder, provided that:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of the Company;

•	the Non-U.S. Holder is not a “controlled foreign corporation” related, actually or constructively, to the Company (within the meaning of section 864(d)(4) of the Code);

•

such interest payments are not “effectively connected” with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case such Non-U.S. Holder would generally be subject to tax as described below in “—United States Trade or Business”);

•

either (A) such Non-U.S. Holder provides, among other things, its name and address, and certifies on IRS Form W-8BEN or Form W-8BEN-E (or suitable substitute or successor form) together with all appropriate attachments, under penalties of perjury, that it is not a United States person (within the meaning of the Code) or (B) a securities clearing organization or certain other financial institutions holding the note or otherwise acting on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such IRS Form has been received by it and furnishes us or our paying agent with a copy thereof; and

•	we or our paying agent do not have actual knowledge or reason to know that any of the information, certifications or statements in the IRS Form W-8 are incorrect.

If any of the foregoing requirements are not met, payments of interest on a note generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met), subject to the discussion below concerning interest that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States.

Prospective Non-U.S. Holders should consult their tax advisors regarding these certification requirements and any alternative methods for satisfying the certification requirements described above.

Sale or Other Taxable Disposition of a Note

Subject to the discussions of backup withholding and FATCA below, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a note, unless in the case of gain (i) such gain is “effectively connected” with the conduct by such Non-U.S. Holder of a trade or business within the United States as described below in “—United States Trade or Business” and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met. In addition, subject to the discussion below concerning backup withholding and the discussion concerning FATCA withholding, a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a note.

United States Trade or Business

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest or gain on a note is effectively connected with the conduct of such trade or business and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), such interest or gain is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax on the receipt or accrual of such interest or the recognition of gain on the sale or other taxable disposition of the note in the same manner as if such holder were a United States person (within the meaning of the Code). A corporate Non-U.S. Holder may also be subject to an additional U.S. federal branch profits tax at a 30% rate (or, if applicable, a lower treaty rate) on its effectively connected earnings and profits attributable to such interest or gain. In addition, any interest or gain that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to withholding tax (subject to the discussion of FATCA below). A Non-U.S. Holder may establish that interest or gain is effectively connected with a trade or business in the United States by timely delivering a properly executed IRS Form W-8ECI.

Backup Withholding and Information Reporting

A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a United States person (within the meaning of the Code) in order to avoid information reporting and backup withholding tax with respect to our payment of principal and interest on, or the proceeds of, the sale or other taxable disposition of a note. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against a Non-U.S. Holder’s United States federal income tax liability, if any, and may entitle such Non-U.S. Holder to a refund, provided the required information is timely furnished to the IRS.

In addition, we are required to annually report to the IRS and each Non-U.S. Holder the amount of any interest paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld, other than with respect to certain exempt recipients, including corporations. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Non-U.S. Holders should consult their tax advisors with respect to these withholding and reporting rules as well as other U.S. tax consequences of the ownership and disposition of notes.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, Treasury regulations promulgated thereunder and official IRS guidance commonly referred to as the “Foreign Account Tax Compliance Act” (“FATCA”) will impose a 30% withholding tax on payments of interest in respect of the notes made to (a) foreign financial institutions (including investment funds and including in certain instances where such institutions are acting as intermediaries), unless they agree to collect and disclose to the IRS (or, if required under an intergovernmental agreement between the U.S. and an applicable foreign country, report such information to a local tax authority) information regarding their direct and indirect U.S. account holders; or (b) certain non-financial foreign entities unless such an entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” generally by providing an IRS Form W-8BEN-E (which we will in turn provide to the IRS), unless certain exemptions apply. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodical income. The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other official guidance, may modify these requirements. Amounts that a holder receives on the notes could be subject to FATCA withholding if a holder is subject to the information reporting requirements and fails to comply with them or if a holder holds notes through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if the holder would not otherwise have been subject to withholding).

Prospective holders of notes should consult their tax advisors regarding the relevant U.S. law and other official guidance regarding FATCA. Depending on a holder’s circumstances, a holder of notes may be entitled to a refund or credit in respect of some or all of any applicable FATCA withholding. However, even if a holder is entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any withheld amounts.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters named below (for whom BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives), and each of the underwriters has severally agreed to purchase, the respective principal amount of the notes set forth opposite its name below:

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$213,000,000
J.P. Morgan Securities LLC	213,000,000
Deutsche Bank Securities Inc.	43,000,000
Goldman Sachs & Co. LLC	43,000,000
Mizuho Securities USA LLC	43,000,000
TD Securities (USA) LLC	43,000,000
BMO Capital Markets Corp.	20,000,000
BNP Paribas Securities Corp.	20,000,000
Citigroup Global Markets Inc.	20,000,000
HSBC Securities (USA) Inc.	20,000,000
ICBC Standard Bank Plc	20,000,000
MUFG Securities Americas Inc.	20,000,000
PNC Capital Markets LLC	20,000,000
Santander Investment Securities Inc.	20,000,000
U.S. Bancorp Investments, Inc.	20,000,000
Academy Securities, Inc.	18,000,000
BTIG, LLC	18,000,000
Loop Capital Markets LLC	18,000,000
Siebert Williams Shank & Co., LLC	18,000,000

Total	$850,000,000

Under the terms and conditions of the underwriting agreement, if the underwriters take any of the notes, then the underwriters are obligated to take and pay for all of the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The notes are a new issue of securities with no established trading market and will not be listed on any securities exchange or to seek their quotation on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they have no obligation to do so and may discontinue market making at any time without providing notice. No assurances can be given as to the liquidity of any trading market for the notes.

The underwriters initially propose to offer part of the notes directly to the public at the offering prices described on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of 0.300% of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession to certain other dealers not in excess of 0.200% of the principal amount of the notes. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

We have agreed, during the period from the date of the underwriting agreement until the business day immediately following the delivery of the notes, not to offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us having a tenor of more than one year without the prior written consent of the representatives.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriters may impose a penalty bid. The underwriting syndicate may reclaim selling concessions allowed for distributing the notes in this offering, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

Expenses associated with this offering, to be paid by us, are estimated to be approximately $2.25 million.

Extended Settlement

We expect that delivery of the notes will be made to investors on or about May 24, 2021, which is the tenth business day following the date of this prospectus supplement (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement, or the next seven succeeding business days will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement, or the next seven succeeding business days should consult their advisors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Motorola Solutions, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Motorola Solutions (directly, as collateral securing other obligations or otherwise). Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of each of the joint book-running managers and certain of the co-managers are lenders under a $2.25 billion Revolving Credit Agreement dated as of March 24, 2021 among Motorola Solutions, JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders and agents party thereto.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the notes constituting part of its allotment solely outside the United States.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

In addition, in the UK, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who are, (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this prospectus supplement as “relevant persons.” Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the Rider accompanying prospectus relates is only available to, and will be engaged in with, relevant persons only.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Financial Centre (DIFC)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of notes issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the initial purchasers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

No notes may be offered or sold in Hong Kong, by means of any document, other than: (i) to “professional investors” (as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”)) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” (as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been or will be issued other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” (as defined in the SFO) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has represented and agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that (a) it has not circulated or distributed and will not circulate or distribute this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of either series of the notes, (b) has not offered or sold and will not offer or sell any notes, and (c) has not made and will not make any notes to be the subject of an invitation for subscription or purchase, whether directly or indirectly, in each of the cases of (a) to (c), to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

This prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of either series of the notes may not be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

This prospectus supplement and the accompanying prospectus:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The notes may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the notes may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any notes may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the notes, you represent and warrant to us that you are an Exempt Investor.

As any offer of notes under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the notes you undertake to us that you will not, for a period of 12 months from the date of issue of the notes, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the notes in Taiwan.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The validity of the notes will be passed upon for Motorola Solutions by Kristin Kruska of our Law Department and Winston & Strawn LLP, Chicago, Illinois and for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Ms. Kruska owns shares of our common stock.

EXPERTS

The financial statements as of December 31, 2020 and December 31, 2019 and for the years ended December 31, 2020 and December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) as of December 31, 2020 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Motorola Solutions, Inc. for the year ended December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Motorola Solutions, Inc. has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents, provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 12, 2021.

•	Quarterly Report on Form 10-Q for the quarter ended April 3, 2021 filed on May 6, 2021.

•	Current Reports on Form 8-K filed on March 10, 2021, March 15, 2021 and March 25, 2021.

We also incorporate by reference any future filings (other than current reports or portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of all of the securities covered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document that we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Kristin L. Kruska

Corporate Vice President and Secretary

Motorola Solutions, Inc.

500 W. Monroe Street

Chicago, Illinois 60661

Telephone: (847) 576-5000

We have also filed a registration statement with the SEC relating to the notes described in this prospectus supplement. This prospectus supplement is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the notes. The registration statement may contain additional information that may be important to you.

PROSPECTUS

Debt Securities and Debt Securities Warrants

Common Stock and Common Stock Warrants

Stock Purchase Contracts and Stock Purchase Units

We may use this prospectus to offer and sell securities from time to time. The types of securities we may sell include:

• unsecured senior debt securities	• warrants to purchase common stock

• unsecured subordinated debt securities	• stock purchase contracts

• warrants to purchase debt securities	• stock purchase units

• common stock	• units consisting of any combination of these securities

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities in supplements to this prospectus prepared in connection with each offering. The securities offered will contain other significant terms and conditions. Please read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “MSI.” Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” below, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2021.

Neither we nor the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”) in connection with this offering. We do not, and the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. By using a shelf registration statement, we may sell at any time, and from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” below and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus.

Unless we state otherwise or the context otherwise requires, references to “Motorola Solutions,” the “Company,” “us,” “we” or “our” in this prospectus mean Motorola Solutions, Inc. and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents, provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 12, 2021.

(2)	Current Reports on Form 8-K filed on March 10, 2021 and March 15, 2021.

(3)

The information specifically incorporated by reference into our Annual Report on Form  10-K for the fiscal year ended December 31, 2019 from our Definitive Proxy Statement on  Schedule 14A, filed on March 27, 2020.

(4)	The description of our common stock included in the Registration Statement on Form 8-B dated July 2, 1973, including any amendments or reports filed for the purpose of updating such description.

(5)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of this offering.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

Kristin L. Kruska

Corporate Vice President and Secretary, Motorola Solutions, Inc.

500 West Monroe Street

Chicago, Illinois 60661

Telephone: (847) 576-5000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Except for historical matters, the matters discussed in this prospectus and in documents incorporated by reference are forward-looking statements within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “aims,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this prospectus. Forward-looking statements include, but are not limited to, statements about: (a) industry growth and demand, including opportunities resulting from such growth, (b) future product development and the demand for, growth related to, and benefits of, new products, (c) growth of sales with existing customers, (d) customer spending and requests for vendor financing, (e) the impact of our strategy and focus areas, (f) the impact from the loss of key customers, (g) competitive position and our ability to maintain a leadership position in our core products, (h) increased competition, (i) our practice of subcontracting work to other companies to fulfill customer needs, (j) the continuing and future impact of the COVID-19 pandemic on our business, (k) the impact of recent acquisitions on our business, (l) the impact of regulatory matters, (m) the impact from the allocation and regulation of spectrum, particularly with respect to broadband spectrum, (n) the firmness of each segment’s backlog, (o) the competitiveness of the patent portfolio, (p) the impact of research and development, (q) the availability of materials and components, energy supplies and labor, (r) the seasonality of the business, (s) our human capital management strategy and philosophy, (t) our capital deployment model, (u) the outcome and effect of ongoing and future legal proceedings and timing, (v) the impact of global economic and political conditions on our business, (w) market growth/contraction, demand, spending and resulting opportunities, (x) the impact of foreign exchange rate fluctuations, (y) our continued ability to reduce our operating expenses, (z) expected improvements in operating leverage and operating margins, (aa) the growth of sales opportunities in our LMR Mission Critical Communications technologies, Command Center Software and Video Security and Analytics, (bb) the return of capital to shareholders through dividends and/or repurchasing shares, (cc) our ability to invest in capital expenditures and research and development, (dd) the success of our business strategy and portfolio, (ee) future payments, charges, use of accruals and expected cost-saving and profitability benefits associated with our reorganization of business programs and employee separation costs, (ff) our ability and cost to repatriate funds, (gg) future cash contributions to pension plans or retiree health benefit plans, (hh) the liquidity of our investments, (ii) our ability and cost to access the capital markets, (jj) our ability to borrow and the amount available under our credit facilities, (kk) our ability to settle the principal amount of our 1.75% senior convertible notes due 2024 in cash, (ll) our ability and cost to obtain performance bonds, (mm) adequacy of internal resources to fund expected working capital and capital expenditure measurements, (nn) expected payments pursuant to commitments under long-term agreements, (oo) the ability to meet minimum purchase obligations, (pp) our ability to sell accounts receivable and the terms and amounts of such sales, (qq) the expected effective tax rate and deductibility of certain items, (rr) the impact of the adoption of accounting pronouncements on our financial results, (ss) the impact of foreign currency exchange risk, (tt) the impact of interest rate risk, (uu) future hedging activity and expectations of the Company, (vv) the ability of counterparties to financial instruments to perform their obligations and (ww) other factors described in our news releases and filings with the SEC including but not limited to the factors under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein. Except as required by law, we undertake no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

THE COMPANY

We are a global leader in mission critical communications and analytics. Our technologies in Land Mobile Radio Mission Critical Communications (“LMR” or “LMR Mission Critical Communications”), Command Center Software and Video Security and Analytics, bolstered by managed and support services, make communities safer and help businesses stay productive and secure. We serve more than 100,000 public safety and commercial customers in over 100 countries, providing “purpose-built” solutions designed for their unique needs, and we have a rich heritage of innovation focusing on advancing global safety for more than 90 years.

We manage our business organizationally through two segments: “Products and Systems Integration” and “Software and Services.” Within these segments, the Company has principal product lines that also follow our three major technologies: LMR Mission Critical Communications, Command Center Software, and Video Security and Analytics.

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LMR Mission Critical Communications: Infrastructure, devices (two-way radio and broadband) and software that enable communications, inclusive of installation and integration, backed by services, to assure availability, security and resiliency.

•	Command Center Software: Software suite that enables collaboration and seamless information sharing through the public safety workflow from 911 call to case closure.

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Video Security and Analytics: Cameras (fixed, body-worn, in-vehicle), access control, infrastructure, video management, software and artificial intelligence-enabled analytics that enable visibility “on scene” and bring attention to what’s important.

The Company has invested across these three technologies, evolving the Company’s LMR focus to purposefully integrate software, video security and analytics solutions for public safety and enterprise customers globally.

Our strategy is to generate value through the integration of each technology into our ecosystem, uniting voice, software, video and analytics to interoperate. While each technology individually strives to make users safer and more productive, we believe we can enable better outcomes between individuals, businesses and agencies united as one connected system. With our interplay of technologies, our goal is to help remove silos between systems, unify data, streamline workflows, simplify management and support evolving technologies. Examples of such interplay include sharing video feeds from a school to a police command center and officers’ devices in the field to improve situational awareness, uploading field reports or crime scene photos directly into an agency’s evidence system to save administration time, and connecting teams across networks to ensure messages are easily shared and teams can work as one. Our goal is to integrate technologies according to customers’ desired operational outcomes so they can work faster, smarter and more safely. Across all three technologies, we offer cloud-based solutions, cybersecurity services and managed and support services.

Our principal executive offices are located at 500 W. Monroe Street, Chicago, Illinois 60661.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information” below. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. The net proceeds from the sale of securities may be invested temporarily until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials related to the offered securities.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, common stock, debt securities warrants, common stock warrants, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement, will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply will be described in the applicable prospectus supplement. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of debt securities and other securities described in this prospectus.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the “senior debt securities” under the “senior indenture” dated August 19, 2014 between us and The Bank of New York Mellon Trust Company, N.A., as trustee, or any successor trustee (as the same may be amended, supplemented, modified, restated or replaced). We will issue the “subordinated debt securities” under a “subordinated indenture” to be entered into later, between us and the trustee named therein, or any successor trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the “indentures,” and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as a “trustee.” The senior indenture and a form of subordinated indenture are included as exhibits to this registration statement and the following description is qualified in its entirety by reference to the provisions of the indentures and the applicable prospectus supplement. You should read these documents carefully to fully understand the terms of the debt securities.

The numerical references in parentheses below are to sections of the indentures. Unless otherwise indicated, capitalized terms used in the following summary that are defined in the indentures have the meanings used in the indentures. As used in this “Description of Debt Securities,” the “company” refers to Motorola Solutions, Inc. and does not, unless the context otherwise indicates, include our subsidiaries.

General

The senior debt securities are unsubordinated obligations of the company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement (section 301 of the senior indenture). Each applicable prospectus supplement will set forth, as of the most recent practicable date, the aggregate amount of outstanding debt that would rank junior to the senior debt securities. The subordinated debt securities are subordinated in right of payment to the prior payment in full of our senior indebtedness. See “—Subordinated Indenture Provisions” below. The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement (section 301 of the subordinated indenture). We will set forth in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities. The indentures do not limit the aggregate principal amount of debt securities that we may issue thereunder and provide that we may issue debt securities thereunder from time to time in one or more series.

Terms

We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates, which may include the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the maturity of the debt securities;

•	the interest rate or method of calculation of the interest rate and the date from which interest will accrue;

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the interest payment dates and the record dates for payment of interest, or the discount to face value and accretion rate in the case of debt securities issued at a substantial discount to the principal amount;

•	the price and date of any optional redemption by us;

•	our obligation, if any, to redeem the offered debt securities and any requirement to maintain a “sinking fund” to support such obligation;

•	the terms of any repurchase or remarketing rights of third parties;

•	the currency or currencies in which we will pay principal or interest;

•	any conversion features; and

•	whether the defeasance or covenant defeasance provisions of the applicable indenture apply.

We can also establish any other terms and conditions of the debt securities to the extent they do not conflict with the terms of the indentures (section 301 of each indenture). Therefore, you must read the applicable indenture and prospectus supplement carefully to understand the terms of any series of debt securities.

Effective Subordination

The debt securities will be our obligations exclusively. Since our operations are partially conducted through subsidiaries, primarily overseas, our cash flow and therefore our ability to service debt, including the debt securities offered by the applicable prospectus supplement, are partially dependent upon the earnings of our subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the debt securities or to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

Any right of ours to receive assets of any of our subsidiaries upon their liquidation or reorganization and therefore the right of the holders of the debt securities to participate in those assets will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors.

No Limitations on Other Debt

The general provisions of the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. However, the indentures do restrict us and our domestic subsidiaries from granting certain security interests on certain of their property or assets unless the debt securities are equally secured. See “—Restrictive Covenants” below.

Open-Ended Indenture

The indentures are “open-ended,” meaning we may issue a number of different series of debt securities, with different terms and conditions, under each of the indentures (section 301 of each indenture). There is no limit on the amount of debt securities we can issue under either indenture, and we already have issued a significant amount of debt securities under the senior indenture.

Defeasance and Covenant Defeasance

Under the indentures, we have the ability to take certain steps to effect a “defeasance” or a “covenant defeasance.” A defeasance allows us to be discharged from any and all obligations in respect of a series of debt securities except for certain obligations to register the transfer or exchange of such debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust. A covenant defeasance allows us to stop complying with certain restrictive covenants relating to:

•	consolidation, merger, conveyance, transfer or lease;

•	maintenance of our existence and properties;

•	payment of taxes and other claims; and

•	restrictions on secured debt and sale and leaseback transactions.

A covenant defeasance also causes certain events specified in the indentures to no longer be deemed an event of default under the indentures.

To effect a defeasance or a covenant defeasance, we must deposit with the applicable trustee an amount of money or U.S. government securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, and premium, if any, and each installment of interest, if any, on the debt securities of such series at the time such payments are due. We will remain liable for any shortfall between the amount deposited with the trustee and the amount due holders of debt securities upon any acceleration of payment.

We may only effect a defeasance or a covenant defeasance if we have provided a legal opinion that such action will not cause holders of our debt securities to recognize income, gain or loss for federal income tax purposes as a result and that holders will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. The opinion, in the case of a defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the applicable indenture.

We may further describe in the applicable prospectus supplement the provisions, if any, regarding defeasance or covenant defeasance with respect to the debt securities of a particular series (article fifteen of each indenture).

Restrictive Covenants

Restrictions on Secured Debt

If we or any Domestic Subsidiary incurs or guarantees any Debt secured by a Mortgage on any Principal Property or on any shares of stock or Debt of any Domestic Subsidiary, we must secure the debt securities of each series equally and ratably with (or prior to) such secured Debt, unless, after giving effect to such transaction, the aggregate amount of all such Debt so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed 15% with respect to the senior indenture of the Consolidated Net Tangible Assets of us and our consolidated subsidiaries. See “—Restrictive Covenants—Restrictions on Sales and Leasebacks” below.

This restriction does not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by:

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Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary or at the time it is merged into or consolidated with us or a Domestic Subsidiary;

•	Mortgages in favor of us or a Domestic Subsidiary;

•	Mortgages in favor of governmental bodies to secure progress or advance payments;

•	Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof, including acquisition through merger or consolidation;

•	purchase money Mortgages and Mortgages to secure the construction cost of property; and

•	any extension, renewal or refunding of any Mortgage referred to above (section 1006 of the senior indenture and section 1010 of the subordinated indenture).

Restrictions on Sales and Leasebacks

Neither we nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless:

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we or such Domestic Subsidiary could mortgage such property as provided for above under “—Restrictive Covenants—Restrictions on Secured Debt” in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities of each series; or

•	within 120 days, we apply to the retirement of our Funded Debt an amount not less than the greater of:

•	the net proceeds of the sale of the Principal Property leased pursuant to such arrangement; or

•	the fair market value of the Principal Property so leased, subject to credits for certain voluntary retirements of Funded Debt.

This restriction will not apply to any sale and leaseback transaction:

•	between us and a Domestic Subsidiary or between Domestic Subsidiaries; or

•	involving the taking back of a lease for a period, including renewals, of three years or less (section 1007 of the senior indenture and section 1011 of the subordinated indenture).

Certain Definitions

The following are certain key definitions used in the descriptions above of restrictions on secured debt and sales and leasebacks contained in the senior indenture. These and other definitions are contained in the senior indenture. You should read the applicable indenture to understand these and other restrictions fully.

“Attributable Debt” shall mean, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate per annum borne by the Securities compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Net Tangible Assets” shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any constituting Funded Debt by reason of their being renewable or extendible), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all set as forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

“Domestic Subsidiary” shall mean a Subsidiary of the Company, except a Subsidiary of the Company (a) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the States of the United States, or (b) which is engaged primarily in financing the operations of the Company or its Subsidiaries, or both, outside of the States of the United States.

“Funded Debt” shall mean all indebtedness for money borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of us and our consolidated subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower.

“Principal Property” shall mean any single parcel of real estate, any manufacturing plant or warehouse owned or leased by the Company or any Domestic Subsidiary which is located within the United States and the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any single parcel of real estate, manufacturing plant or warehouse or a portion thereof (a) which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Sections 141(a), 142(a)(5), 142(a)(6) or 144(a) of the Internal Revenue Code, or any successor provision thereof, or (b) which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its subsidiaries as am entirety.

“Subsidiary” shall mean any corporation, association, partnership or other business entity of which more than 50% of the total voting stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

Events of Default

The following are events of default under the indentures with respect to any debt securities:

•	failure to pay principal of, or premium, if any, on any debt security of that series when due;

•	failure to pay any installment of interest on any debt security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

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failure to perform any other covenant of ours in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of any series of debt securities other than that series, continued for 60 days after written notice as provided in the applicable indenture;

•	certain events in bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series (section 501 of each indenture).

If an event of default with respect to the outstanding debt securities of any series occurs and continues either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately; provided that in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof, will automatically become due and payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration (section 502 of each indenture). For information as to waiver of defaults, see “—Modification and Waiver” below. You must read the applicable prospectus supplement for a description of the acceleration provisions of any debt securities issued as original issue discount or indexed securities.

Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered the trustee reasonable security or indemnity (section 603 of each indenture). Subject to such indemnification and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series (section 512 of the senior indenture and section 505 of the subordinated indenture).

We will be required to furnish to the trustee an annual statement as to our performance of certain of our obligations under the applicable indenture and as to any default in such performance (section 1004 of the senior indenture and section 1006 of the subordinated indenture).

Modification and Waiver

Modifications and amendments of each indenture may be made by us and the trustee with the consent of the holders of (1) a majority with respect to the senior indenture or (2) 66 2/3% with respect to the subordinated indenture in principal amount of the outstanding debt securities of each series affected thereby, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity date of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or premium, if any, or interest, if any, on, any debt security;

•	reduce the amount of principal of any original issue discount debt security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or premium, if any, or interest, if any, on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

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reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults (section 902 of each indenture).

The holders of a majority of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the applicable indenture (section 1008 of the senior indenture and section 1012 of the subordinated indenture). The holders of a majority of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable indenture with respect to debt securities of that series, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of that series or in respect of any provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected (section 513 of the senior indenture and section 504 of the subordinated indenture).

In addition, we may not modify or amend the subordination provisions of the subordinated indenture without the consent of the holders of each outstanding subordinated debt security affected thereby. Further, no modification or amendment of that type may adversely affect the rights under article sixteen of the subordinated indenture of the holders of senior indebtedness then outstanding without the consent of the requisite holders of senior indebtedness required under the terms of such senior indebtedness (section 902 of the subordinated indenture).

The subordinated indenture contains provisions for convening meetings of the holders of subordinated debt securities of a series issued thereunder if subordinated debt securities of that series are issuable in whole or in part as bearer securities (section 1401 of the subordinated indenture). The trustee for those subordinated debt securities may call a meeting at any time or upon our request or the request of holders of at least 10% in principal amount of the outstanding subordinated debt securities of such series, in any such case upon notice given in accordance with the subordinated indenture (section 1402 of the subordinated indenture). Except for any consent that must be given by each holder of a subordinated debt security affected, and except as described below, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding subordinated debt securities of that series. Any resolution with respect to any consent which may be given by the holders of not less than 66 2/3% in principal amount of the outstanding subordinated debt securities of a series issued under the subordinated indenture, except for any consent that must be given by each holder of a subordinated debt security affected, may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the holders of 66 2/3% in principal amount of such outstanding subordinated debt securities of that series. Further, any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding subordinated debt securities of a series issued under the subordinated indenture may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding subordinated debt securities of that series (section 1404 of the subordinated indenture).

Any resolution passed or decision taken at any meeting of holders of subordinated debt securities of any series duly held in accordance with the subordinated indenture with respect thereto will be binding on all holders of subordinated debt securities of that series and the related coupons issued under the subordinated indenture. The quorum at any meeting of holders of a series of subordinated debt securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding subordinated debt securities of such series. However, if any action is to be taken at such meeting with respect to a consent which may be given by the holders of not less than 66 2/3% in principal amount of the outstanding subordinated debt securities of a series, the persons holding or representing 66 2/3% in principal amount of the outstanding subordinated debt securities of such series issued under that indenture will constitute a quorum (section 1404 of the subordinated indenture).

Consolidation, Merger, Conveyance, Transfer or Lease

We may, without the consent of any holders of outstanding debt securities, consolidate or merge with or into, or transfer or lease our assets substantially as an entirety to, any entity, and any other entity may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, us, provided that:

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the entity other than us formed by such consolidation or into which we are merged or which acquires or leases our assets is organized and existing under the laws of any United States jurisdiction and assumes our obligations on the debt securities and under the applicable indenture;

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after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing, provided that a transaction will only be deemed to be in violation of this condition as to any series of debt securities as to which such event of default or such event has happened and is continuing; and

•	certain other conditions are met (article eight of each indenture).

Form, Denominations, Exchange, Registration and Transfer

We will issue debt securities as registered securities, which may be issued in global form. Global securities are described below under “—Book-entry; Delivery and Form; Global Securities.” Unless we otherwise provide in the applicable prospectus supplement, we will issue registered securities in denominations of $2,000 and integral multiples of $1,000.

Our registered securities will be exchangeable for other registered securities of the same series.

You may present registered securities for registration of transfer at the office of the trustee, or at the office of any transfer agent we designate without service charge and upon payment of any taxes and other governmental charges (section 305 of each indenture). We may change transfer agents or designate additional transfer agents at any time, except that, we must maintain a transfer agent in each place of payment for such series (section 1002 of each indenture).

If we elect or are required to redeem or exchange particular debt securities, we will not be required to:

•	issue, register the transfer of or exchange those debt securities for a period of 15 days before the first publication or mailing of the notice of redemption or exchange; or

•	register the transfer of or exchange any registered security selected for redemption (section 305 of each indenture).

Payment and Paying Agents

Unless the applicable prospectus supplement provides otherwise, the place of payment for all registered securities will be New York, New York, U.S.A., and we will initially designate the corporate trust office of the applicable trustee for this purpose. At our option, we may pay interest, if any, on registered securities by check mailed to the address of the person entitled thereto as such person’s address appears in the security register or by wire transfer to an account located in the United States maintained by the person entitled thereto as specified in the security register (sections 307, 1001 and 1002 of each indenture). Unless the applicable prospectus supplement provides otherwise, we will make payment of any installment of interest on registered securities to the person in whose name such registered security is registered at the close of business on the record date for such interest (section 307 of each indenture).

Unless the applicable prospectus supplement provides otherwise, we will make all payments of principal of, and premium, if any, and interest, if any, on any debt security that is payable in a currency other than U.S. dollars in U.S. dollars if such currency:

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ceases to be used both by the government of the country that issued the currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions;

•	is the euro and ceases to be used both within the European Monetary Union and for the settlement of transactions by public institutions of or within the European Union; or

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is any currency unit, or composite currency, other than the euro and ceases to be used for the purposes for which it was established (section 311 of the senior indenture and section 312 of the subordinated indenture).

We may designate additional offices or agencies for payment with respect to any debt securities, approve a change in the location of any such office or agency and, except as provided above, rescind the designation of any such office or agency.

All moneys deposited with a paying agent or held for the payment of principal of, or premium, if any, or interest, if any, on any debt security that remains unclaimed at the end of two years after such payment has become due will, at our request, be repaid to us, or discharged from trust, and the holder of such debt security may thereafter look only to us for payment thereof (section 1003 of each indenture).

Book-entry; Delivery and Form; Global Securities

The following will apply to debt securities of any series, unless the prospectus supplement relating to that series provides otherwise.

Upon issuance, we will deposit with, or on behalf of, the depositary and will register in the name of the depositary or a nominee of the depositary one or more “global securities” to represent the debt securities of each series. Unless we otherwise indicate in the prospectus supplement relating to a series of debt securities, The Depository Trust Company will act as the depositary and we will deposit the global securities with, or on behalf of, DTC or its nominee, and we will register registered securities in the name of a nominee of DTC. Except under limited circumstances described below, global securities will not be exchangeable for definitive certificated debt securities.

Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with DTC, generally known as DTC participants. Ownership of beneficial interests in a global security will be limited to DTC participants or persons that may hold interests through DTC participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC with respect to interests of DTC participants and records of DTC participants, with respect to interests of persons who hold through DTC participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

We will make payments of principal of and any interest, and premium, if any, on individual debt securities represented by a global security to DTC or its nominee, as the case may be, as the sole registered owner of such global security and the sole holder of the debt securities represented by the global security for all purposes under the applicable indenture. Neither we nor the trustee, nor any of our agents or the trustee, will have any responsibility or liability for any aspect of DTC’s records relating to or payments made on account of beneficial ownership interests in the global securities representing any debt securities or for maintaining, supervising or reviewing any of DTC’s records relating to those beneficial ownership interests.

We have been advised by DTC that, upon receipt of any payment in respect of a global security, DTC will immediately credit DTC participants’ accounts for their pro rata share of such payments. We also expect that payments by DTC participants to owners of beneficial interests in global securities held through such DTC participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the sole responsibility of the DTC participants.

Global securities may not be transferred except as a whole by DTC to a nominee of DTC. Global securities representing debt securities are exchangeable for certificated debt securities only if:

•	DTC or its nominee notifies us that it is unwilling or unable to continue as depositary for these global securities;

•	DTC ceases to be qualified as required by the applicable indenture;

•	we instruct the trustee in accordance with the applicable indenture that those global securities will be so exchangeable; or

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there shall have occurred and be continuing an event of default or an event which after notice or lapse of time would be an event of default with respect to the debt securities represented by such global security.

Any global securities that are exchangeable as described above shall be exchangeable for certificated debt securities issuable in denominations of $1,000, or $5,000 in the case of bearer debt securities, and integral multiples of $1,000, or $5,000 in the case of bearer debt securities, in excess thereof and registered in the names DTC directs. Subject to the foregoing, global securities are not exchangeable, except for global securities of like denomination to be registered in the name of DTC or its nominee. If we issue debt securities subsequently in registered form, they would thereafter be transferred or exchanged without any service charge at the corporate trust office of the trustee or at any other office or agency we maintain for such purpose.

So long as DTC or its nominee is the registered holder and owner of global securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for the purposes of receiving payment on the debt securities, receiving notices and for all other purposes under the applicable indenture and the debt securities. Except as provided above, owners of beneficial interests in global securities will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the applicable indenture. Accordingly, each person owning a beneficial interest in the global securities must rely on the procedures of DTC and, if such person is not a DTC participant, on the procedures of the DTC participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. The indentures provide that DTC may grant proxies and otherwise authorize DTC participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that under existing industry practices in the event that we request any action of holders or that an owner of a beneficial interest in global securities desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the DTC participants holding the relevant beneficial interests to give or take such action, and such DTC participants would authorize beneficial owners owning through such DTC participants to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

DTC has advised us as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code;

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended;

•	DTC holds securities that DTC participants deposit with DTC;

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DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

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DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries;

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Access to DTC’s system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly; and

•	The rules applicable to DTC and DTC participants are on file with the SEC.

According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Subordinated Indenture Provisions

Any subordinated securities would be subordinate and junior in right of payment, to the extent set forth in the subordinated indenture, to the prior payment in full of all existing and future senior debt of ours (section 1601 of the subordinated indenture).

Senior debt is defined in the subordinated indenture as the principal of, and premium, if any, and interest on, including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, and other amounts due on or in connection with any debt incurred, assumed or guaranteed by us, whether outstanding on the date of the subordinated indenture or thereafter incurred, assumed or guaranteed, and all renewals, extensions and refundings of any such debt. Excluded from the definition of senior debt are the following:

•	any debt which expressly provides:

•	that such debt is not senior in right of payment to the subordinated securities; or

•	that such debt is subordinated to any other debt of ours, unless such debt expressly provides that such debt is senior in right of payment to the subordinated securities; and

•	debt of ours in respect of the subordinated securities.

There are no restrictions in the subordinated indenture on the creation of additional senior debt, or any other indebtedness (section 101 of the subordinated indenture). The prospectus supplement with respect to any subordinated securities will set forth:

•	the aggregate amount of consolidated indebtedness outstanding as of the most recent practicable date that would constitute either senior debt or indebtedness of our subsidiaries;

•	the aggregate amount of outstanding indebtedness as of the most recent practicable date that would rank on a parity with the subordinated securities; and

•	any then-existing limitation on the issuance of additional senior debt.

By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets:

•

the holders of all senior debt will first be entitled to receive payment in full of all amounts due or to become due thereon, or payment of such amounts shall have been provided for, before the holders of subordinated securities would be entitled to receive any payment or distribution with respect to such securities;

•	the holders of subordinated securities will be required to pay over their share of such distribution to the holders of senior debt until such senior debt is paid in full; and

•

our unsecured creditors who are not holders of subordinated securities or holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than the holders of subordinated securities (section 1602 of the subordinated indenture).

Unless the applicable prospectus supplement provides otherwise, in the event that the subordinated securities are declared due and payable prior to their Stated Maturity by reason of the occurrence of an event of default, then we would be obligated to promptly notify holders of senior debt of such acceleration. Unless the applicable prospectus supplement provides otherwise, we may not pay the subordinated securities until 120 days have passed after such acceleration occurs and may thereafter pay the subordinated securities if the terms of the subordinated indenture otherwise permit payment at that time (section 1603 of the subordinated indenture).

Unless the applicable prospectus supplement provides otherwise, we may not make any payment of the principal, and premium, if any, or interest, if any, with respect to any of the subordinated securities, except we may acquire subordinated securities for our common stock or other capital stock or as otherwise set forth in the subordinated indenture, if any default with respect to senior debt occurs and is continuing that permits the acceleration of the maturity thereof and such default is either the subject of judicial proceedings or we receive notice of the default, unless 120 days pass after notice of the default is given and such default is not then the subject of judicial proceedings or the default with respect to the senior debt is cured or the terms of the subordinated indenture otherwise permit the payment or acquisition of the subordinated securities at that time (section 1604 of the subordinated indenture).

The Trustee

The Bank of New York Mellon Trust Company, N.A. is trustee under:

•	our 1.75% senior convertible notes due 2024

•	our 3.5% senior notes due 2023;

•	our 4.0% senior notes due 2024;

•	our 6.5% debentures due 2025;

•	our 7.5% debentures due 2025;

•	our 4.6% senior notes due 2028;

•	our 6.5% debentures due 2028;

•	our 4.6% senior notes due 2029;

•	our 2.3% senior notes due 2030;

•	our 6.625% senior notes due 2037;

•	our 5.5% senior notes due 2044; and

•	our 5.22% debentures due 2097.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is subject to the detailed provisions of our restated certificate of incorporation, as amended (our “charter”), and our amended and restated bylaws (our “bylaws”). This description does not purport to be complete and is qualified in its entirety by reference to the terms of the charter and the bylaws, which are filed as exhibits to the registration statement. See the section entitled “Where You Can Find More Information” below.

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $100 per share, issuable in series. There are no shares of preferred stock presently outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote for each share held, and each share of our common stock is entitled to participate equally in dividends out of funds legally available therefor, as and when declared by our board of directors, and in the distribution of assets in the event of liquidation. All actions to be taken by our stockholders, other than matters relating to the election of directors, must be approved by a majority of the shares represented in person or by proxy and entitled to vote. Director nominees in uncontested elections must receive a majority of the votes cast to be elected, and director nominees in contested elections must receive a plurality of the votes of the shares represented at the meeting and entitled to vote to be elected. Holders of common stock may also act by written consent, subject to certain limitations set forth in the bylaws.

The holders of our common stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. Our common stock is not subject to future calls or assessments by us. Our common stock is listed on the New York Stock Exchange under the symbol “MSI.”

Preferred Stock

Our board of directors is authorized to create and issue one or more series of preferred stock and to determine the rights and preferences of each series, to the extent permitted by our charter. The issuance of preferred stock could adversely affect the voting power and dividend and liquidation rights of the holders of common stock. The issuance of preferred stock could also, under certain circumstances, have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding voting stock or otherwise adversely affect the market price of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights of that series of preferred stock.

If any preferred stock is issued, you should refer to the certificate of designations establishing such particular series of preferred stock, which would be filed with the Secretary of State of the State of Delaware and the SEC in connection with any such offering of preferred stock.

Any prospectus relating to a series of preferred stock may describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Provisions of our Charter, Bylaws and the Delaware General Corporation Law that May Have an Anti-Takeover Effect

Certain provisions of our charter, bylaws and the Delaware General Corporation Law (the “DGCL”) may have anti-takeover effects. The provisions are designed to reduce, or have the effect of reducing, our vulnerability to unsolicited takeover attempts. For example, as referenced above, the additional shares of authorized common stock and preferred stock available for issuance under our charter could be issued at such times, under such circumstances, and with such terms and conditions as to impede a change in control. Our organizational documents and the DGCL also provide for the following:

Stockholder Advance Notice Procedure. Our bylaws establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before an annual or special meeting of stockholders. The bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual or special meeting must deliver to our Secretary a written notice of the stockholder’s intention to do so within the deadlines specified in our bylaws. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Board of Directors Vacancies. Our bylaws provide that, subject to rights of holders of preferred stock, if any, vacancies on our board of directors, including a vacancy resulting from an increase in the size of our board of directors, may be filled only by a vote of a majority of our directors then in office.

No Cumulative Voting. Our organizational documents do not provide for cumulative voting in the election of directors.

Section 203 of the DGCL. We are subject to the provisions of Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

DESCRIPTION OF SECURITIES WARRANTS

We may issue warrants for the purchase of our debt securities or common stock, either independently or together with debt securities or common stock. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company, as agent. The warrant agent will act solely as our agent and will not assume any obligation for any warrant holders. Copies of the forms of warrant agreements and the forms of warrant certificates will be filed as exhibits to documents incorporated by reference into this prospectus. The following description of certain anticipated provisions of the forms of warrant agreements and warrant certificates does not purport to be complete and is qualified in its entirety by reference to all the provisions of the warrant agreements and the warrant certificates.

General

If we offer warrants for the purchase of debt securities, the applicable prospectus supplement will describe their terms, which may include the following:

•	the title and aggregate number of the warrants;

•	the title, rank, aggregate principal amount, denomination, and terms of the underlying debt securities;

•	the currency of the underlying debt securities or of payment of the exercise price;

•	whether the warrants are issued as a unit with a debt security, and if so, the number of warrants attached to each such debt security;

•	the date, if any, on and after which such warrants and any related securities will be transferable separately;

•

the principal amount of the debt securities purchasable upon exercise of each warrant and the price, or the manner of determining the price, at which such debt securities may be purchased upon exercise;

•	when the warrants may be exercised and the expiration date;

•	United States federal income tax consequences;

•	the terms of any right of ours to redeem or accelerate the exercisability of such warrants;

•	whether the warrants are to be issued with any other securities;

•	the offering price; and

•	any other terms of the warrants.

If we offer warrants for the purchase of our common stock, the applicable prospectus supplement will describe their terms, which may include the following:

•	the title and aggregate number of the warrants and whether the warrants will be sold with other securities;

•	the number of shares of common stock that may be purchased on exercise of each warrant;

•	the price or manner of determining the price, the manner in which the exercise price may be paid and any minimum number of warrants exercisable at one time;

•	the terms of any right of ours to redeem the warrants;

•	the date, if any, on and after which the warrants and any related series of debt securities will be transferable separately;

•	when the warrants may be exercisable and the expiration date;

•	the terms of any right of ours to accelerate the exercisability of the warrants;

•	United States federal income tax consequences; and

•	any other terms of the warrants.

Warrants for the purchase of our common stock will be offered and exercisable for U.S. dollars only.

Warrants may be exchanged for new warrants of different denominations, may, if in registered form, be presented for registration of transfer and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. No service charge will be made for any permitted transfer or exchange of warrant certificates, but holders must pay any tax or other applicable governmental charge. Prior to the exercise of any warrant to purchase underlying debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase our common stock, holders of such warrants will not have any rights of holders of our common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on our common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder to purchase underlying debt securities or our common stock, as the case may be, at the exercise price described in, or calculable from, the applicable prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date.

Holders can exercise warrants by delivering the exercise price and certain required information to the warrant agent. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate. Upon receipt of such payment and such warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying debt securities or our common stock, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants. The holder of a warrant must pay any tax or other governmental charge imposed in connection with the issuance of underlying debt securities or our common stock purchased upon exercise of a warrant.

Modifications

The warrant agreements and the terms of the warrants may be modified or amended by us and the warrant agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that we deem necessary or desirable and that will not materially adversely affect the interests of the holders of the warrants.

Together with the warrant agent, we may also modify or amend the warrant agreement and the terms of the warrants with the consent of a majority of the holders of the then outstanding unexercised warrants affected thereby. No modification or amendment of that type that accelerates the expiration date, increases the exercise price, reduces the number of outstanding warrants required for consent of any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants, may be made without the consent of each holder affected thereby.

Common Stock Warrant Adjustments

The terms and conditions on which the exercise price of and/or the number of shares of our common stock covered by a warrant are subject to adjustment will be set forth in the warrant certificate and the applicable prospectus supplement. Such terms will include:

•	provisions for adjusting the exercise price and/or the number of shares of our common stock covered by the warrant;

•	the events requiring an adjustment;

•

the events upon which we may, in lieu of making an adjustment, make proper provisions so that the holder of the warrant, upon its exercise, would be treated as if the holder had exercised the warrant prior to the occurrence of the events; and

•	provisions affecting exercise in the event of certain events affecting our common stock.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

•	our debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities;

securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	through the Company directly;

•	through agents;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

VALIDITY OF THE SECURITIES

The validity of the securities being offered hereby will be passed upon for us by Winston & Strawn LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Motorola Solutions, Inc. as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) as of December 31, 2020 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Motorola Solutions, Inc. for the year ended December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Motorola Solutions, Inc. has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with them. Our SEC filings, including the registration statement and the exhibits and schedules thereto, are also available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.motorolasolutions.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. See the section entitled “Incorporation by Reference” above.

$850,000,000

Motorola Solutions, Inc.

2.750% Senior Notes due 2031

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	J.P. Morgan

Deutsche Bank Securities	Goldman Sachs & Co. LLC	Mizuho Securities	TD Securities

Co-Managers

BMO Capital Markets	BNP PARIBAS	Citigroup
HSBC	ICBC Standard Bank	MUFG

PNC Capital Markets LLC	Santander	US Bancorp
Academy Securities	BTIG	Loop Capital Markets
Siebert Williams Shank

May 10, 2021